                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 12, 1999

                           ARGENT CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

        NEVADA                      0-20702                      88-0383765
(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)


              1801 WEST END AVENUE, SUITE 1110, NASHVILLE, TN 37203
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (615) 345-6200

             101 MAIN STREET, 3RD FLOOR, HUNTINGTON BEACH, CA 92648 (Former name or former address, if changed since last report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 12, 1999, the Company acquired NetVoucher, Inc. ("NetVoucher") following negotiations and planning which had been ongoing for some months. NetVoucher was an Alabama corporation engaged in the development of internet commerce software and merchandising programs. NetVoucher was acquired through a merger of NetVoucher with and into Argent Security Corporation ("ASC"), a previously inactive, wholly-owned Nevada subsidiary of the Company. Although ASC was the surviving corporation in the merger, it will continue business under the name NetVoucher, Inc. The transaction was consummated pursuant to a Stock Purchase Agreement, dated March 12, 1999, entered into by the Company, Optimize, Inc., a major shareholder of NetVoucher, and the other shareholders of NetVoucher (the "NetVoucher Agreement"). The NetVoucher Agreement contained representations, warranties, conditions and covenants of the parties typical for transactions of this type.

         In consideration for all of the shares of NetVoucher, the shareholders of NetVoucher received on the closing date, pro rata (i) 2,000,000 newly-issued, unregistered common shares of the Company, (ii) ten-year options to purchase up to 1,000,000 additional shares of the Company at an exercise price of $.25 per share, and

(iii) ten-year options to purchase up to 1,000,000 shares of the Company at an exercise price of $25.00 per share. Additionally, as part of the consideration for the purchase, the following individuals received the following numbers of additional stock options to purchase common shares of the Company at $.25 per share, at any time or from time to time for ten years following the closing date: James L. Thompson II , 450,000 options; P. Micheal Davidson, 450,000 options; Daniel Davidson; 50,000 options; Mark E. Hoffman, 50,000 options.

         The number of all of the foregoing options issued in connection with the transaction, and their exercise price per share, is subject to appropriate adjustment in the event of any stock split, stock dividend or similar adjustment of the capital stock of the Company.

         As further consideration, within 60 days following the second anniversary of the closing date, the Company will pay, pro rata to the former Class A shareholders of NetVoucher, consideration in the amount of 30% of the value of NetVoucher at that time, as determined by a business valuation expert to be mutually agreed upon. At the option of the Company, this consideration may be all cash, or a combination of cash and stock composed of at least 50% cash. In the event that the Company sells NetVoucher before the second anniversary of the closing date, it must pay the former Class A shareholders of NetVoucher 30% of the gross proceeds of such sale.

          In connection with the acquisition, the Company also executed a Management Information Systems Contract with Optimize, Inc., providing for Optimize, Inc. to render continuing systems development, support and integration to NetVoucher over at least a three-year period, and to receive 10% of all gross revenues derived by NetVoucher over a ten year period from use of the NetVoucher internet advertising and marketing system.

         The NetVoucher Agreement further requires the Company to file a registration statement with the Securities and Exchange Commission with respect to the 2,000,000 shares issued in connection with the purchase of NetVoucher, as soon as practicable after the closing date, provided, however, that such registration is in conjunction with a public offering of newly-issued common stock or other securities and that other holders of unregistered securities are also permitted to register their securities at such time. Two former senior officers and directors of NetVoucher, or persons nominated by them and acceptable to the Company, are expected to be appointed to the Board of Directors of the Company.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

         Not applicable.

ITEM 5. OTHER EVENTS.

         Not Applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The financial statements of NetVoucher and pro-forma financial statements of NetVoucher and the Company are omitted in accordance with paragraph (a)(4) of this Item. The Company intends to include said financial statements in an amendment to this Form 8-K pursuant to the Securities Exchange Act of 1934, to be made within 60 days from the date of this filing.

         The Company intends to file a copy of the NetVoucher Agreement as an exhibit to its next quarterly report on Form 10-QSB.


ITEM 8.  CHANGE IN FISCAL YEAR

         None


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         None




                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


Date: April 28, 1999                                 REGISTRANT:

                                                     ARGENT CAPITAL CORPORATION


                                                     BY: /S/ ROY L. PAINTER
                                                        ------------------------
                                                             ROY L. PAINTER
                                                        CHIEF OPERATING OFFICER
                                                        CHIEF FINANCIAL OFFICER